UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2005

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

The Symmetry Medical Inc. Stockholders Agreement dated October 18, 2000, as amended, was amended effective September 12, 2005. The amendment to the Stockholders Agreement: (i) deleted certain sections of the Stockholders Agreement that terminated by their terms upon the consummation of the company’s initial public offering in December of 2004; (ii) eliminated a provision that provided for transferees who were not purchasers in a registered sale or a Rule 144 sale to sign a joinder to the Stockholders Agreement; (iii) added a provision that permits parties to the Stockholders Agreement to elect to cease being parties to the agreement; and (iv) made other technical and conforming changes. The parties to the amendment include certain of the company’s stockholders, including the company’s President and Chief Executive Officer, entities affiliated with directors of the company (including investment funds controlled by Olympus Partners, the company’s largest stockholder), a limited partner investor in certain investment funds controlled by Olympus Partners, and certain lenders that are agents under the company’s senior credit facility. The amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events

The company has been advised that the representatives of the underwriters for the offering of Symmetry Medical Inc. common stock that was effective on July 18, 2005 have agreed to an early release, effective on September 15, 2005, of approximately 20% of the shares subject to the 90-day lock-up agreements entered into in connection with the offering. Accordingly, approximately 3.0 million shares will be released from the restrictions imposed by such lock-up agreements and generally may be sold, distributed or otherwise transferred beginning September 15, 2005, subject to compliance, to the extent applicable, with Rule 144, Rule 144(k) and/or Rule 701. The remaining approximately 11.7 million shares of Symmetry common stock covered by the lock-up agreements will remain subject to the lock-up agreements until the restrictions thereunder terminate as of the close of trading on October 16, 2005, subject to a potential extension of up to an additional 34 days under certain circumstances. The company currently has approximately 35.1 million fully diluted shares outstanding.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment to Stockholders Agreement, dated as of September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/ Fred Hite
Date: September 12, 2005	Name:	Fred Hite
	Title:	Senior Vice President, Chief Financial Officer and Secretary

2

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Stockholders Agreement, dated as of September 12, 2005.